CONSENT OF INDEPENDENT AUDITORS'



Board of Directors
Unico, Inc.
Magalia, California


We hereby consent to the incorporation by reference in this Registration Statement of Unico, Inc. on Form S-8, of report dated May 22, 2002, (which includes an emphasis paragraph relating to the uncertainty as to the Company's ability to continue as a going concern) of Unico, Inc. for the year ended February 28, 2002, and to all references to our firm in this Registration Statement.


/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
February 4, 2003